FOURTH AMENDMENT TO LEASE AGREEMENT

THIS FOURTH AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is made as of the ___ day of September, 2022, by and between RIVERTECH OWNER LLC, a Delaware limited liability company (“Landlord”), and ENTEGRIS, INC., a Delaware corporation (“Tenant”).

RECITALS:

WHEREAS, Landlord (as successor-in-interest to KBS Rivertech, LLC, as successor-in-interest to Nortel Networks HPOCS Inc.), and Tenant (as successor-in-interest to Mykrolis Corporation), are parties to that certain Lease Agreement, dated as of April 1, 2002 (the “Original Lease”), as amended by that certain Amendment of Lease dated April 1, 2012 (the “First Amendment”), by that certain Second Amendment of Lease dated March 8, 2016 (the “Second Amendment”), and by that certain Third Amendment to Lease Agreement dated October 21, 2021 (the “Third Amendment”, and the Original Lease, as so amended, the “Current Lease”), with respect to the building known as Building 2 (the “Building”) at the property known as RiverTech Park and having an address of 129 Concord Road, Billerica, MA (the “Property”);

WHEREAS, Tenant desires for the existing natural gas line serving the Building to be upgraded in order to accommodate the delivery of increased gas capacity to the Building by the current utility provider, National Grid (the “Upgrade”), and Landlord has agreed to cooperate with Tenant in connection with the Upgrade, subject to the terms and conditions of this Amendment;

WHEREAS, Tenant and Landlord have agreed to make certain amendments and modifications to the terms and provisions of the Current Lease, all as more particularly set forth in this Amendment.

AGREEMENTS:

NOW, THEREFORE, in exchange for the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby covenant and agree as follows:

1.Defined Terms. Capitalized terms used in this Amendment not otherwise defined herein shall have the respective meanings given to such terms in the Current Lease. In the event of any conflict between the terms of the Current Lease and the terms of this Amendment, the terms set forth in this Amendment shall control. As used herein, the term “Lease” shall mean the Current Lease, as modified by this Amendment.

1.Upgrade. Tenant shall have the right to request that National Grid perform (or cause to be performed) the Upgrade, subject to the terms and conditions of this Paragraph 2. If Tenant elects to request the Upgrade, Landlord shall reasonably cooperate with Tenant and with National Grid in connection with the Upgrade, at no cost or expense to Landlord and subject to following terms and conditions:

a.Landlord and Tenant acknowledge and agree that Tenant shall be solely responsible for the Upgrade, at Tenant’s sole cost and expense, and that Landlord shall have no liability or responsibility whatsoever in connection with the Upgrade, including, without limitation, the design, installation and maintenance thereof, and any associated increase in gas capacity to the Building. Without limiting the foregoing or anything in the Lease to the contrary, Landlord makes no representation or warranty regarding the existing or contemplated natural gas service to the Building or the suitability of the Property for the performance of the Upgrade. The performance of the Upgrade shall be subject to all applicable legal requirements and to all existing rights in and to the Property, including without limitation the rights of other tenants and occupants of the Property, and shall not interfere with Landlord's or any other tenant's or occupant's business or with the rights and privileges of third parties having the right to utilize and/or otherwise access the Property, and in confirmation of the foregoing Tenant represents and warrants to Landlord that the performance of the Upgrade will be performed in accordance with all such legal requirements.

a.Prior to commencing performance of the Upgrade, detailed plans and specifications of the Upgrade shall be submitted to Landlord for Landlord’s written approval; without limiting anything herein to the contrary, in no event shall Tenant or National Grid commence performance of the Upgrade prior to Landlord’s approval of such plans and specifications. The plans and specifications approved by Landlord shall hereinafter be referred to as the “Approved Plans”. Prior to commencing performance of the Upgrade, Tenant and/or National Grid, as applicable, shall file for and obtain all permits, approvals or certificates required to be obtained in connection with the Upgrade pursuant to applicable legal requirements (the “Required Permits”). The Upgrade shall be performed by National Grid in accordance with (i) the Approved Plans, and (ii) all Required Permits. Upon Tenant’s request, Landlord shall exercise reasonable efforts to cooperate with Tenant in obtaining any permits, approvals or certificates required to be obtained by Tenant in connection with the Upgrade (if the provisions of the applicable legal requirements or National Grid policy requires that Landlord join in such application or otherwise notify National Grid of Landlord’s consent to the Upgrade), provided Landlord shall incur no cost, expense or liability in connection therewith. Notwithstanding the foregoing to the contrary, the approval of plans or specifications, or consent by Landlord to the performance of the Upgrade, shall not constitute Landlord’s agreement or representation that such Approved Plans or performance of the Upgrade comply with any applicable legal requirements. Landlord shall have no liability to Tenant or any other party in connection with Landlord’s approval of any plans and specifications for the Upgrade, or Landlord’s consent to Tenant’s performing the Upgrade, the parties hereby acknowledging that Landlord is relying on Tenant’s representation set forth in the last sentence of Section 2(a), above, in entering into this Amendment. At all times during National Grid’s entry onto the Property and performance of the Upgrade, National Grid shall maintain worker’s compensation insurance (covering all persons to be employed in connection with the Upgrade) including $1,000,000 employers liability coverage, General Liability (including bodily injury and property damage coverage) with limits of $3,000,000 per occurrence, auto liability of $1,000,000 and excess liability of $5,000,000 per occurrence, the parties hereby acknowledging and agreeing that as long as National Grid maintains the insurance coverage set forth in the Memorandum of Insurance attached hereto as Exhibit A, National Grid shall be deemed have satisfied the foregoing insurance requirements.

a.Promptly following completion of the Upgrade, Tenant, at its expense, shall obtain and deliver to Landlord, or cause to be delivered to Landlord, (i) evidence that Tenant has paid National Grid for the costs of the Upgrade; (ii) proof of the satisfactory completion of all required inspections and the issuance of any required approvals and sign-offs by governmental authorities with respect thereto; and (iii) “as-built” plans and specifications for such Upgrade. Tenant, at its expense, shall discharge or cause to be discharged any lien or charge filed against the Premises and/or the Property (or any part thereof) arising out of or resulting from any work claimed to have been done by or on behalf of, or materials claimed to have been furnished in connection with the Upgrade, within ten (10) days after Tenant’s receipt of notice thereof. Upon completion of the Upgrade, Tenant shall repair and restore, or shall cause to be repaired and restored, in a good and workmanlike manner, any affected portions of the Property substantially to the condition they were in prior to the performance of the Upgrade, and shall further repair and restore any damage to the Premises, the Building or the Property resulting from or caused by the Upgrade and if Tenant fails to do so, Tenant shall reimburse Landlord, on demand, for Landlord’s cost of repairing and restoring such damage. The foregoing provisions shall survive the expiration or earlier termination of this Lease.

a.Tenant shall pay to Landlord or its designee, as additional rent, within thirty (30) days after request therefor, all out-of-pocket costs actually incurred by Landlord (including reasonable attorneys’ fees) in connection with the Upgrade including, without limitation, costs incurred in connection with (a) Landlord’s review of the Upgrade and plans therefor (including review of requests for approval thereof), and (b) the provision of Property personnel during the performance of the Upgrade to facilitate said Upgrade.

a.[intentionally omitted]

a.To the maximum extent permitted by law, Tenant shall indemnify and save harmless Landlord and the members, managers, partners, directors, officers, agents, affiliates and employees of Landlord (collectively, the “Indemnitees”), against and from all claims, expenses, or liabilities of whatever nature arising directly or indirectly from the Upgrade, including without limitation any accident, injury, or damage, however caused, to any person or property, on or about the Property in connection with the Upgrade. The foregoing indemnity and hold harmless agreements shall include, without limitation, indemnity against all expenses, attorney’s fees and liabilities incurred in connection with any such claim or proceeding brought thereon (including any claim or proceeding brought against any of the Indemnitees by National Grid, whether pursuant to an indemnity by Landlord in favor of National Grid, or otherwise) and the defense thereof with counsel acceptable to the Landlord. The indemnification obligations set forth in this paragraph shall survive the expiration or termination of this Lease.

1.Broker. Landlord and Tenant each warrants and represents that it has dealt with no broker in connection with the consummation of this Amendment. Landlord and Tenant each agrees to defend, indemnify and save the other harmless from and against any claims arising in breach of the representation and warranty set forth in the immediately preceding sentence.

1.Ratification. The Lease, as amended hereby, is hereby ratified and shall remain in full force and effect. As of the execution hereof, each party represents to the other that, to its actual knowledge, there exists no breach, condition, state of facts or event that constitutes, or with the passing of time or the giving of notice, or both, would constitute an Event of Default or a default, as the case may be, by either party under the Lease and that the Lease, and all of its terms, conditions, covenants, agreements and provisions, except as modified hereby, are in full force and effect with no defenses or offsets thereto.

1.Governing Law. This Amendment shall be construed and governed by the Laws of the Commonwealth of Massachusetts.

1.Authority. This Amendment shall be binding upon and inure to the benefit of the parties, their respective heirs, legal representatives, successors and assigns. Each party hereto warrants that the person signing below on such party’s behalf is authorized to do so and to bind such party to the terms of this Amendment. The submission of drafts of this document for examination and negotiation does not constitute an offer, or a reservation of or option for, any of the terms and conditions set forth in this Amendment, and this Amendment shall not be binding upon Landlord or Tenant unless and until Landlord shall have executed and delivered a fully executed copy of this Amendment to Tenant.

1.Entire Agreement. This Amendment constitutes the entire agreement and understanding between the parties with respect to the subject of this Amendment and shall supersede all prior written and oral agreements concerning such subject matter. This Amendment may not be amended, modified or otherwise changed in any respect whatsoever except by a writing duly executed by authorized representatives of Landlord and Tenant.

1.Severability. If any provision of this Amendment or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Amendment and the application of such provision to other persons or circumstances, other than those to which it is held invalid, shall not be affected and shall be enforced to the furthest extent permitted by law.

1.Counterparts. This Amendment may be executed in counterparts, and such counterparts together shall constitute but one original of this Amendment. Each counterpart shall be equally admissible in evidence, and each original shall fully bind each party who has executed it. The counterparts of this Amendment may be executed and delivered by PDF or electronic signature (e.g., DocuSign) by any of the parties to any other party and the receiving party may rely on the receipt of such document so executed and delivered as if the original had been received.

[signatures on following page]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date and year first above written.

LANDLORD:

RIVERTECH OWNER LLC
a Delaware limited liability company

By:
Name: Ron J. Hoyl
Title: Vice President
Hereunto duly authorized

TENANT:

ENTEGRIS, INC.
a Delaware corporation

By:
Name:
Title:
Hereunto duly authorized

EXHIBIT A
MEMORANDUM OF INSURANCE